080194
   As filed with the Securities and Exchange Commission on August 1, 1994
                                                  Registration No. 33-

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                                 --------
                                 Form S-8
                          REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933

                       COMMUNITY PSYCHIATRIC CENTERS
          (Exact name of registrant as specified in its charter)

                                  Nevada
      (State or other jurisdiction of incorporation or organization)
                                 94-1599386
                  (I.R.S. Employer Identification Number)
          24502 Pacific Park Drive, Laguna Hills, California 92656
                 (Address of Principal Executive Offices)

                         1989 STOCK INCENTIVE PLAN
                         (Full title of the plan)

                             RICHARD L. CONTE
                          Chief Executive Officer
                       Community Psychiatric Centers
         24502 Pacific Park Drive, Laguna Hills, California 92656
                  (Name and address of agent for service)

                              (714) 831-1166
       (Telephone number, including area code, of agent for service)
                                 --------
                                 Copy to:
                         HARTLY FLEISCHMANN, ESQ.
                            STELLA J. KIM, ESQ.
                         Fleischmann & Fleischmann
                     650 California Street, Suite 2550
                      San Francisco, California 94108
                              (415) 981-0140
                              --------------
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. x

                      CALCULATION OF REGISTRATION FEE

     Title of                      Proposed        Proposed
    securities       Amount        maximum         maximum       Amount of
      to be           to be     offering price    aggregate     registration
    registered      registered    per share     offering price      fee
- ----------------------------------------------------------------------------
 Common Stock,
$1.00 par value    1,362,669<F1>   $12.62<F2>   $17,196,882.78
                     930,000<F3>   $13.125<F4>  $12,206,250.00
                   1,707,331<F5>   $13.125<F4>  $22,408,719.37
                                                --------------
                                                $51,811,852.15
                                                ==============   $17,866.16
- ----------------------------------------------------------------------------
<F1> Shares reserved for issuance by exercise of options heretofore granted with a stated exercise price.
<F2> Weighted average option price per share.
<F3> Shares reserved for issuance by exercise of contingent options heretofore granted without a stated exercise price.
<F4> Estimated solely for the purpose of calculating the registration fee and based on the average of the high and low prices on the New York Stock
     Exchange on July 29, 1994.
<F5> Shares reserved for options to be granted in the future.

    Pursuant to General Instruction E to Form S-8, the contents of the registrant's Registration Statement on Form S-8, File No. 33-37920, filed with the Securities and Exchange Commission and effective on November 21, 1990, is hereby incorporated in full herein by this reference.


                                   EXHIBITS

    Pursuant to General Instruction E to Form S-8, the following exhibits are included in this Registration Statement.

    5. Opinion of Fleischmann & Fleischmann regarding legality of the securities being registered.

   24.    Consents

   24.1  Consent of Fleischmann & Fleischmann (included in Exhibit 5).

   24.2  Consent of Ernst & Young.

                                 SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused to be signed on its behalf by the undersigned thereunto duly authorized, in Laguna Hills, State of California on July 25, 1994.

                                          COMMUNITY PSYCHIATRIC CENTERS


                                       By        RICHARD L. CONTE
                                          ------------------------------
                                           (Richard L. Conte, Chief
                                               Executive Officer)


                              POWER OF ATTORNEY

 KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears above or below hereby appoints Richard L. Conte, Steven S. Weis and Morgan L. Staines or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign and file any and all amendments to this Registration Statement under the Securities Act of 1933, and all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


       Signature                          Title                       Date
       ---------                          -----                       ----
 RICHARD L. CONTE           Chairman of the Board of Directors    July 25, 1994
- --------------------------- and Chief Executive Officer
 (Richard L. Conte)         (Principal Executive Officer)

 STEVEN S. WEIS             Executive Vice President and          July 25, 1994
- --------------------------- Chief Financial Officer
 (Steven S. Weis)           (Principal Financial Officer)

 DAVID L. DENNIS            Director                              July 25, 1994
- ---------------------------
 (David L. Dennis)

 HARTLY FLEISCHMANN         Director                              July 25, 1994
- ---------------------------
 (Hartly Fleischmann)

 JACK H. LINDHEIMER, M.D.   Medical Director and Director         July 25, 1994
- ---------------------------
 (Jack H. Lindheimer, M.D.)

 STEPHEN J. POWERS          Director                              July 21, 1994
- ---------------------------
 (Stephen J. Powers)

 DANA L. SHIRES, M.D.       Director                              July 20, 1994
- ---------------------------
 (Dana L. Shires, M.D.)

 ROBERT L. THOMAS           Director                              July 21, 1994
- ---------------------------
 (Robert L. Thomas)

 DAVID A. WAKEFIELD         Executive Vice President and          July 25, 1994
- --------------------------- Director
 (David A. Wakefield)

 STEVEN GRAY                Controller (Principal Accounting      July 27, 1994
- --------------------------- Officer)
 (Steven Gray)

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